FIRST AMENDMENT TO
TERMINUS, INC./THE BLACKHAWK FUND
SECURED PROMISSORY NOTE

THIS FIRST AMENDMENT TO SECURED PROMISSORY NOTE (“First Amendment”) is made and entered into as of July 10, 2009, by and among Terminus, Inc., a Nevada corporation “Terminus”), The Blackhawk Fund, a Nevada corporation (“Blackhawk”, together with Terminus, “Borrower”) and Professional Offshore Opportunity Fund Ltd. (“Holder”).
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RECITALS

WHEREAS, on April 24, 2008, Borrower issued a secured promissory note (the “Note”), pursuant to which it promised to pay to the order of Holder, the principal amount of FIVE HUNDRED FIFTY THOUSAND DOLLARS ($550,000), together with interest incurred thereon, as therein provided.  The Note is incorporated into this First Amendment by this reference and all defined terms in the Note shall have the same meaning in this First Amendment;

WHEREAS, the Note provided that all principal and interest accrued and unpaid thereunder was due and payable on April 24, 2009 (the “Maturity Date”);

WHEREAS, the Borrower failed to make payment in the Maturity Date and the Borrower and Holder have determined that it is advisable and in their best interests to amend the Note to extend the Maturity Date and include such other additional terms, as provided herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Borrower and the Holder hereby agree as follows:

AGREEMENT

1.           Incorporation of Recitals. The Recitals set forth above are herein incorporated into this First Amendment.

2.           Amendments to Agreement.

A.           The definition of “Maturity Date” contained in the first paragraph of the Note is hereby amended by deleting “April 24, 2009” and inserting “July 10, 2010” in lieu thereof.

B.           The heading directly below ARTICLE I “INTEREST, PAYMENT, SENIORITY” is hereby amended by inserting the language “AND CONVERSION” directly after the word “SENIORITY.”

C.           A new Section 1.5 is hereby inserted to read in its entirety as follows:

“1.5       Conversion

1.5.1      Conversion of Principal and Interest. Subject to the terms and conditions hereof, the Holder, at its sole option, may deliver to the Holder a notice in the form attached hereto as Exhibit A (a “Conversion Notice”), at any time and from time to time after the date hereof (the date of the delivery of a Conversion Notice, a “Conversion Date”), to convert all or any portion of the outstanding principal amount of this Note plus accrued and unpaid interest thereon, for a number of shares (the “Shares”) of Blackhawk common stock, par value $0.001 per share (“Common Stock”) equal to the quotient obtained by dividing the dollar amount of such outstanding principal amount of this Note plus the accrued and unpaid interest thereon being convened by the Conversion Price (as defined in Section 4.7).  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note plus all accrued and unpaid interest thereunder in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Notice.

1.5.2      Certain Conversion Limitations.

(a)           The Holder may not convert an outstanding principal amount of this Note or accrued and unpaid interest thereon to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 4.7) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock.  Since the Holder will not be obligated to report to Blackhawk the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Shares in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether and the extent to which the restriction contained in this Section will limit any particular conversion hereunder.  The provisions of this Section may be waived by the Holder upon not less than 61 days’ prior notice to Blackhawk.

(b)           The Holder may not convert an outstanding principal amount of this Note or accrued and unpaid interest thereon to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock.  Since the Holder will not be obligated to report to Blackhawk the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Shares in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether and the extent to which the restriction contained in this Section will limit any particular conversion hereunder.  The provisions of this Section may be waived by the Holder upon not less than 61 days’ prior notice to Blackhawk.

(c)           The Holder may not convert an outstanding principal amount of this Note or accrued and unpaid interest thereon to the extent such conversion would require Blackhawk to issue shares of Common Stock in excess of the Blackhawk’s then sufficient authorized and unissued shares of Common Stock.”

D.           A new Section (m) under Article III “COVENANTS” shall be inserted to read in its entirety as follows:

“(m)       If at any time after September 10, 2009, there is either (i) insufficient Common Stock to permit conversions by Holder pursuant to Section 1.5 or (ii) the Per Share Market Value is less than the then existing par value of the Common Stock for a  period of [5] consecutive Trading Days, Blackhawk  will use its best efforts to amend its capital structure by means of either a reverse split of its Common Stock, an increase in its authorized Common Stock or a reduction of the par value of its Common Stock, or any combination of the foregoing as determined by Blackhawk’s board of directors in its reasonable discretion.”

E.           A new Section 4.7 is hereby inserted to read in its entirety as follows:

“4.7         Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or State of Utah are authorized or required by law or other government action to close.

“Conversion Price” shall be the greater of (i) the then existing par value of the Common Stock or (ii) 75% of the average of the Per Share Market Values during the twenty (20) Trading Days immediately preceding a Conversion Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Per Share Market Value” means on any particular date (a) the closing bid price per share of Common Stock on such date on the OTC Bulletin Board or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the closing bid price on the OTC Bulletin Board or on such Subsequent Market on the date nearest preceding such date, or (b) if the shares of Common Stock are not then listed or quoted on the OTC Bulletin Board or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder.

 “Securities Act” means the Securities Act of 1933, as amended.

“Subsequent Market” means the New York Stock Exchange, American Stock Exchange, Nasdaq SmallCap Market or Nasdaq National Market.

“Trading Day” means (a) a day on which the shares of Common Stock are traded on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on a Subsequent Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Nevada are authorized or required by law or other government action to close.”

F.           A new Exhibit A attached hereto is hereby made a part of the Note.

3.           Modification.  This First Amendment shall be deemed a modification of the Agreement.  Except as specifically modified hereby, the Agreement shall be deemed controlling and effective, and the parties hereby agree to be bound by each of its terms and conditions.

4.           Counterparts.  This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have each executed this First Amendment on the date set forth above.

“BORROWER”

TERMINUS, INC.

By:
Name: Frank Marshik
Title: President

THE BLACKHAWK FUND

By:
Name: Frank Marshik
Title: President

“HOLDER”

PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD.

By:
Name: Howard Berger
Title: Manager

EXHIBIT A

NOTICE OF CONVERSION

Dated:

The undersigned hereby elects to convert the principal amount and interest indicated below of the attached Secured Promissory Note into shares of common stock, $0.001 par value (the “Common Stock”), of The Blackhawk Fund, according to the conditions hereof, as of the date written below.  No fee will be charged to the holder for any conversion.

Exchange calculations:

Date to Effect Conversion: ___________________________________________

Principal Amount and Interest of
Secured Convertible Note to be Converted: ______________________________

Number of shares of Common Stock to be Issued: ________________________

Applicable Conversion Price:_________________________________________

Signature: ________________________________________________________

Name:___________________________________________________________

Address: _________________________________________________________